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                                                                      EX-99.23.j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 13 to Johnson Mutual Funds Trust's Registration Statement on Form N-1A (file No. 33-52970), including the reference to our firm on the back cover of the Prospectus, and the reference to our firm under the heading "Accountants" in the Statement of Additional Information.


      /s/
---------------------------------
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
June 21, 2000